   As filed with the Securities and Exchange Commission on ____________, 1996
                                         Registration No. 333-_______________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                               CISCO SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)
          CALIFORNIA                                      77-0059951
 (State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
               (Address of principal executive offices) (Zip Code)

                              NASHOBA NETWORKS INC.
            1995 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN
                            (Full title of the plans)

                                JOHN T. CHAMBERS
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                               CISCO SYSTEMS, INC.
             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
                     (Name and address of agent for service)
                                 (408) 526-4000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                                                    Proposed            Proposed
   Title of                                                                         Maximum              Maximum
  Securities                                 Amount            Offering             Aggregate           Amount of
     to be                                    to be              Price              Offering          Registration
  Registered                              Registered(1)      per Share(2)           Price(2)               Fee
  ----------                              -------------      ------------           --------               ---

Nashoba Networks Inc. 1995 Employee,
Director and Consultant Stock Option Plan
Options to Purchase Common Stock           214,615                N/A                   N/A                N/A

Common Stock                               214,615 shares        $1.09              $233,930.35          $80.67


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Nashoba Networks Inc. 1995 Employee, Director and Consultant Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         Cisco Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1995 filed with the Commission pursuant to
                  Section 13 of the Securities Exchange Act of 1934 (the "1934 Act").

         (b)      (1)   The Registrant's Quarterly Reports on Form 10-Q for the
                        fiscal quarters ended October 31, 1995, January 31, 1996 and April 30, 1996, filed with the Commission on December 12, 1995, March 13, 1996 and June 12, 1996,
                        respectively.

                  (2) The Registrant's reports on Form 8-K filed with the Commission on December 6, 1995, April 2, 1996 and April 26, 1996.

                  (3) The Registrant's reports on Form 10-C filed with the Commission on February 26, 1996 and July 11, 1996.

         (c) The Registrant's Registration Statement No. 0-18225 on Form 8-A filed with the Commission on January 11, 1990, together with Amendment No. 1 on Form 8-A filed with the Commission on February 15, 1990, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended, (the "1933 Act"). The Registrant's Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

 Exhibit Number       Exhibit
 --------------       -------

     4.0              Instruments Defining Rights of Shareholders.  Reference is made to Registrant's
                      Registration Statement No. 0-18225 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).
     5.0              Opinion of Brobeck, Phleger & Harrison LLP.
    23.1              Consent of Independent Accountants - Coopers & Lybrand L.L.P.
    23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24.0              Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
    99.1              Nashoba Networks Inc. 1995 Employee, Director and Consultant Stock Option Plan.
    99.2              Form of Incentive Stock Option Agreement - One Third Vesting Upon Change in Control.
    99.3              Form of Incentive Stock Option Agreement - 100% Vesting Upon Change in Control.
    99.4              Form of Nonqualified Stock Option Agreement - 100% Vesting Upon Change in Control.
    99.5              Form of Stock Option Assumption Agreement for Fully-Vested Shares.
    99.6              Form of Stock Option Assumption Agreement for One-Third Vested Shares.
    99.7              Memorandum re Assumption of Stock Options under the Nashoba Networks Inc. 1995
                      Employee, Director and Consultant Stock Option Plan for Fully-Vested Shares.
    99.8              Memorandum re Assumption of Stock Options under the Nashoba Networks Inc. 1995
                      Employee, Director and Consultant Stock Option Plan for One-Third Vested Shares.

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such


                                      II-2.

securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Nashoba Networks Inc. 1995 Employee, Director, and Consultant Stock Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                      II-3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 11th day of October, 1996.

                                      CISCO SYSTEMS, INC.

                                      By /s/ John T. Chambers
                                         --------------------
                                         John T. Chambers
                                         President and Chief Executive Officer


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Chambers and Larry R. Carter and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signatures                                Title                                                  Date
----------                                -----                                                  ----

/s/ John T. Chambers                      President, Chief Executive                         October 11, 1996
---------------------------------
John T. Chambers                          Officer and Director (Principal
                                          Executive Officer)


/s/ Larry R. Carter                       Vice President, Finance and                        October 11, 1996
----------------------------------
Larry R. Carter                           Administration, Chief Financial
                                          Officer and Secretary
                                          (Principal Financial and Accounting Officer)


/s/ John P. Morgridge                     Chairman of the Board                              October 11, 1996
----------------------------------
John P. Morgridge                         and Director


                                      II-4.

Signatures                                Title                                                  Date
----------                                -----                                                  ----

/s/ Donald T. Valentine                   Director                                           October 11, 1996
----------------------------------
Donald T. Valentine


/s/ Michael S. Frankel                    Director                                           October 11, 1996
----------------------------------
Michael S. Frankel


/s/ James F. Gibbons                      Director                                           October 11, 1996
----------------------------------
James F. Gibbons


/s/ Robert L. Puette                      Director                                           October 11, 1996
----------------------------------
Robert L. Puette


/s/ Masayoshi Son                         Director                                           October 11, 1996
----------------------------------
Masayoshi Son


/s/ Steven M. West                        Director                                           October 11, 1996
----------------------------------
Steven M. West


/s/ Richard M. Moley                      Director                                           October 11, 1996
----------------------------------
Richard M. Moley



                                      II-5.

                                  EXHIBIT INDEX

  Exhibit Number           Exhibit
  --------------           -------
     4.0              Instruments Defining Rights of Shareholders.  Reference is made to Registrant's
                      Registration Statement No. 0-18225 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).
     5.0              Opinion of Brobeck, Phleger & Harrison LLP.
    23.1              Consent of Independent Accountants - Coopers & Lybrand L.L.P.
    23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24.0              Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
    99.1              Nashoba Networks Inc. 1995 Employee, Director and Consultant Stock Option Plan.
    99.2              Form of Incentive Stock Option Agreement - One Third Vesting Upon Change in Control.
    99.3              Form of Incentive Stock Option Agreement - 100% Vesting Upon Change in Control.
    99.4              Form of Nonqualified Stock Option Agreement - 100% Vesting Upon Change in Control.
    99.5              Form of Stock Option Assumption Agreement for Fully-Vested Shares.
    99.6              Form of Stock Option Assumption Agreement for One-Third Vested Shares.
    99.7              Memorandum re Assumption of Stock Options under the Nashoba Networks Inc. 1995
                      Employee, Director and Consultant Stock Option Plan for Fully Vested Shares.
    99.8              Memorandum re Assumption of Stock Options under the Nashoba Networks Inc. 1995
                      Employee, Director and Consultant Stock Option Plan for One-Third Vested Shares.